UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2008
__________________________

WACHOVIA AUTO LOAN OWNER TRUST 2008-1
(Exact name of registrant as specified in its charter)

WDS RECEIVABLES LLC
(Exact name of depositor as specified in its charter)

WACHOVIA BANK, NATIONAL ASSOCIATION
(Exact name of sponsor as specified in its charter)
__________________________

Delaware	333-138043-03	20-0776201
(State or other jurisdiction of	333-138043	20-4539495
incorporation)	(Commission File Number)	(IRS Employer
Identification No.)
___________________________
c/o Wilmington Trust Company, as Owner Trustee	444 East Warm Springs Road, Suite 116
1100 North Market Street	Las Vegas, Nevada 89119
Wilmington, Delaware 19890-1605	(702) 407-4317
Attn: Corporate Trust Administration	(Address of principal executive offices of depositor
(302) 636-6000	including zip code and phone number )
(Address of principal executive offices of registrant including	N/A
zip code and phone number)	(Former name or former address, if changed since last
N/A	report)
(Former name or former address, if changed since last report)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 6.05.              Securities Act Updating Disclosure.  The tables attached hereto as exhibit 99.1 illustrate, as of January 19, 2008, the distribution of the receivables transferred from WDS Receivables LLC to Wachovia Auto Loan Owner Trust 2008-1 on January 24, 2008 by (i) original term to maturity, (ii) remaining term to maturity, (iii) state of obligor mailing address, (iv) financed vehicle model year, (v) contract rate, (vi) original principal balance and (vii) remaining principal balance.

Item 9.01               Financial Statements and Exhibits.

(d)            Exhibits. The exhibits filed in response to Item 601 of Regulation S-K are listed in the Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WDS RECEIVABLES LLC

By:	/s/ Keith Ford
Keith Ford
Assistant Vice President

Dated:  January 30, 2008

Exhibit Index

Exhibit	Description

99.1
Tables showing, as of January 19, 2008  (the "Cutoff Date"), the distribution of the receivables transferred from WDS Receivables LLC to Wachovia Auto Loan Owner Trust 2008-1 on January 24, 2008 by (i) original term to maturity, (ii) remaining term to maturity, (iii) state of obligor mailing address, (iv) financed vehicle model year, (v) contract rate, (vi) original principal balance and (vii) remaining principal balance.